EXHIBIT 2.3

                   ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS           )(
                         )(
                         )(   KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTIES OF SCHLEICHER   )(
     AND KENT            )(


     For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GLADSTONE RESOURCES, INC., a Washington Corporation ("Assignor') does hereby BARGAIN, SELL, GRANT, TRANSFER, ASSIGN and CONVEY unto EXCO RESOURCES, INC. (whose address is 5735 Pineland, Suite 235, Dallas, Texas 75231 and who is hereinafter referred to as "Assignee"), a Texas corporation, its successors and assigns, all of Assignor's right, title and interest in and to the oil and gas leases and oil, gas and mineral leases described on Exhibit "A" hereto, reference to which is here made for all purposes, together with the following rights and properties pertaining to such oil and gas leases and oil gas and mineral leases (which are hereafter referred to collectively as the "Leases"):

     (1) all wells located on the Leases (whether producing, non-producing, shut-in, abandoned or temporarily abandoned and whether oil wells, gas wells, salt water disposal wells, injection wells or water wells), together with all of the personal property and equipment used or obtained in connection with such well or wells, including, but not limited to, all casing, pipe, tubing, rods, separators, wellhead and in-hole equipment, tanks, motors, fixtures and other such personal property and equipment;

     (2) all permits, licenses, orders, pooling or unitization agreements, communitization agreements, operating agreements, exploration agreements, farmin or farmout agreements, letter agreements, processing, transportation or lease agreements, and other contracts and agreements which relate or pertain to the Leases and the wells described herein; and

     (3) all rights-of-way, easements, servitudes, surface leases, treating facilities, pipelines and gathering syste0ms which cover, relate or pertain to the Leases and the wells described herein, or which may necessary or convenient to be used in connection therewith.

     This assignment is made without warranty of title, either express or implied

     IN WITNESS WHEREOF, this instrument is executed this 18th day of January, 1999, but shall be effective, for all purposes, as of the 1st day of October, 1998.

                                   Gladstone Resources, Inc.


                                   By:__________________________
                                        E. B. Brooks, Jr.
                                        President
State of Texas

County of Dallas

     This instrument was acknowledged before me on January 18, 1999, by E. B. Brooks, Jr., President of Gladstone Resources,
Inc., a Texas Corporation, on behalf of said corporation.


                                   ______________________________
                                   Notary Public In and For the
                                   State of Texas


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                         EXHIBIT "A"

ATTACHED TO AND MADE A PART OF THAT CERTAIN ASSIGNMENT AND BILL
OF SALE, FROM GLADSTONE RESOURCES, INC., AS ASSIGNOR, TO EXCO
RESOURCES, INC., AS ASSIGNEE, DATED EFFECTIVE OCTOBER 1, 1998



THE FOLLOWING OIL AND GAS LEASES COVERING LANDS IN KENT COUNTY,
TEXAS:

1.   That certain Oil and Gas Lease Dated May 1, 1979, from
     Jonisue C. Stiff, as lessor, to Neil R. Morgan, as lessee, recorded in Volume 146, Page 81 of the Official Records of Kent County, Texas

2.   That certain Oil and Gas Lease Dated May 1, 1979, from D. M.
     Cogdell, Jr., as lessor, to Neil R. Morgan, as lessee, recorded in Volume 146, Page 85 of the Official Records of Kent County, Texas

3.   That certain Oil and Gas Lease Dated May 1, 1979, from W. M.
     Cogdell, as lessor, to Neil R. Morgan, as lessee, recorded in Volume 146, Page 89 of the Official Records of Kent County, Texas

4.   That certain Oil and Gas Lease Dated May 1, 1979, from
     Martha Cogdell Etgen Milhollon, as lessor, to Neil R. Morgan, as lessee, recorded in Volume 146, Page 93 of the Official Records of Kent County, Texas

5.   That certain Oil and Gas Lease Dated May 1, 1979, from
     Joanna Gale Forbes Hayes, as lessor, to Neil R. Morgan, as lessee, recorded in Volume 146, Page 97 of the Official Records of Kent County, Texas

6.   That certain Oil and Gas Lease Dated May 1, 1979, from David
     Colin Forbes, as lessor, to Neil R. Morgan, as lessee, recorded in Volume 146, Page 101 of the Official Records of Kent County, Texas

7.   That certain Oil and Gas Lease Dated May 1, 1979, from
     Douglas Campbell Forbes, as lessor, to Neil R. Morgan, as lessee, recorded in Volume 146, Page 105 of the Official Records of Kent County, Texas

8.   That certain Oil and Gas Lease Dated May 1, 1979, from W. M.
     Cogdell, as lessor, to Neil R. Morgan, as lessee, recorded in Volume 146, Page 109 of the Official Records of Kent County,
     Texas

9.   That certain Oil and Gas Lease Dated May 1, 1979, from D. M.
     Cogdell, Jr., as lessor, to Neil R. Morgan, as lessee, recorded in Volume 146, Page 113 of the Official Records of Kent County, Texas

10.  That certain Oil and Gas Lease Dated May 1, 1979, from
     Jonisue C. Stiff, as lessor, to Neil R. Morgan, as lessee, recorded in Volume 146, Page 117 of the Official Records of Kent County, Texas

11.  That certain Oil and Gas Lease Dated April 28, 1980, from W.
     M. Cogdell, as lessor, to Neil R. Morgan, as lessee, recorded in Volume 149, Page 637 of the Official Records of Kent County,
     Texas

12.  That certain Oil and Gas Lease Dated April 28, 1980, from
     Jonisue C. Stiff, as lessor, to Neil R. Morgan, as lessee, recorded in Volume 149, Page 641 of the Official Records of Kent County, Texas

13.  That certain Oil and Gas Lease Dated April, 1980, from D. M.
     Cogdell, Jr., as lessor, to Neil R. Morgan, as lessee, recorded in Volume 149, Page 645 of the Official Records of Kent County, Texas

14.  That certain Oil and Gas Lease Dated April, 1980, from D. M.
     Cogdell, Jr., as lessor, to Neil R. Morgan, as lessee, recorded in Volume 149, Page 649 of the Official Records of Kent County, Texas

15.  That certain Oil and Gas Lease Dated April, 1980, from
     Jonisue Codgell Stiff, as lessor, to Neil R. Morgan, as lessee, recorded in Volume 149, Page 653 of the Official Records of Kent County, Texas

16.  That certain Oil and Gas Lease Dated April, 1980, from D. M.
     Cogdell, as lessor, to Neil R. Morgan, as lessee, recorded in Volume 149, Page 657 of the Official Records of Kent County,
     Texas

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


                          EXHIBIT "A"

ATTACHED TO AND MADE A PART OF THAT CERTAIN ASSIGNMENT AND BILL
OF SALE, FROM GLADSTONE RESOURCES, INC., AS ASSIGNOR, TO EXCO
RESOURCES, INC., AS ASSIGNEE, DATED EFFECTIVE OCTOBER 1, 1998



THE FOLLOWING OIL AND GAS LEASES COVERING LANDS LOCATED IN
SCHLEICHER COUNTY, TEXAS

17. That certain Oil, Gas and Mineral Lease dated February 26, 1990, from Janet Pope Andrews, Cora Pope McGowan and Walter Cadesman Pope, IV, as Lessor, to E. B. Brooks, Jr., as Lessee, recorded in Volume 342, Page 300 of the Offical Records of Schleicher County, Texas.

18. That certain Oil, Gas and Mineral Lease dated November 2, 1992, from Janet Pope Andrews, Cora Pope McGowan and Walter Cadesman Pope, IV, as Lessor, to E. B. Brooks, Jr., as Lessee, recorded in Volume 377, Page 23 of the Offical Records of Schleicher County, Texas.


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